UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 22, 2021, RespireRx Pharmaceuticals Inc. (the “Company”) announced that a podcast interview hosted by the OTC Markets of the Company’s Chief Executive Officer and President, Timothy Jones, recorded on October 21, 2021, was made available to the general public on November 17, 2021.

The interview is part of the OTCQB, the OTC Venture Market, Podcast series (Season 5, Episode 44), and appears on the OTC Markets podcast page. A link to the podcast will also be available on the Company’s website, on Apple Podcasts, on Stitcher, and on Google Podcasts.

The podcast has also been shared on the OTC Market’s below social media channels

Twitter:

https://twitter.com/OTCMarkets/status/1461031918665883652?s=20

LinkedIn:

https://www.linkedin.com/feed/update/urn:li:activity:6866797613610520576

The press release announcing the Podcast is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of the exhibit that is furnished and not filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated November 22, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2021	RESPIRERX PHARMACEUTICALS INC.

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
Vice President, Treasurer and Secretary